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                                                                    EXHIBIT 3.73


                          CERTIFICATE OF INCORPORATION

                                       OF

                     RAMSAY YOUTH SERVICES PUERTO RICO, INC.

                              (A Stock Corporation)

         The undersigned, acting as incorporator for the purpose to establish a corporation for the transaction of the business and the promotion and conduct of the objects and purpose hereinafter stated, under the provisions and subject to the requirements of the Laws of the Commonwealth of Puerto Rico, and particularly an act entitled the "General Corporation Law of Puerto Rico of 1995", as the same may be amended from time to time, do make and file this Certificate of Incorporation in writing and do hereby certify:

                                    ARTICLE I

         The name of the Corporation (hereafter referred to as the Corporation) is RAMSAY YOUTH SERVICES PUERTO RICO, INC.

                                   ARTICLE II

         The name of the resident agent of the Corporation; whose address is that of the principal office of the Corporation stated below is Jose O. Ramos Gonzalez.

         The principal office of the Corporation in the Commonwealth of Puerto Rico is located at: Suite 301, Midtown Bldg., 421 Munoz Rivera Ave, Hato Rey, PR 00918.

                                   ARTICLE III

         The nature of the business of the Corporation and the objects of purposes to be transacted, promoted or carried on by the Corporation are as follows:

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                  (1)      To engage in any commercial, industrial, educational
         or medical enterprise calculated or designed to be profitable to the Corporation and in conformity with the laws of the Commonwealth of Puerto Rico. To generally engage in, do, and perform any enterprise, act, or vocation that a corporation might or could do or perform; and to carry on all other business incident thereto or connected therewith, provided however, that the Corporation will not engage in any way whatsoever in providing medical advice or treatment, and shall at all times be subject to the provisions of Section 14 of Article VI of the Constitution of the Commonwealth of Puerto Rico, to any and all other applicable laws and regulations. For the transaction, promotion and carrying on such business, the corporation will retain, hire, engage or employ all professional, technical and other necessary personnel.

                  (2) To make, manufacture, produce, prepare, process, purchase or otherwise acquire, and to hold, own, use, sell, import, export, dispose of or otherwise trade or deal in and with, machines, machinery, appliances, apparatus, goods, wares, products and merchandise of every kind, nature and description; and in general, to engage or participate in any manufacturing or other business of any kind or character whatsoever, whether or not related to, conducive to, incidental to or in any way connected with the above business.

                  (3) To engage in research, exploration, laboratory and development work relating to any material, substance, compound or mixture now known or which may hereafter be known, discovered, or developed and to perfect,



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         develop, manufacture, use, apply and generally to deal in and with any such material, substance, compound or mixture.

                  (4) To adopt, apply for, obtain, register, purchase, lease, take licenses in respect of or otherwise acquire, and to maintain, protect, hold, use, own, exercise, develop, manufacture under, operate and introduce, and to sell and grant licenses or other rights in respect of, assign or otherwise dispose of, turn to account, or in any manner deal with and contract with reference to, any trademarks, trade names, patent rights, concessions, franchises, designs, copyrights and distinctive marks and rights analogous thereto, and inventions, devices, processes, recipes, formulas and improvements and modifications thereof.

                  (5) To purchase, lease or otherwise acquire, to hold own, use, develop, maintain, manage and operate, and to sell, transfer, lease, assign, convey, exchange or otherwise turn to account or dispose of, and otherwise deal in and with such real property, whether located within the Commonwealth of Puerto Rico or elsewhere, as may be necessary of convenient in connection with the business of the Corporation, and personal property, tangible or intangible, without limitation; provided, however, that the Corporation shall not be authorized, as respects real property located within the Commonwealth of Puerto Rico, to conduct the business of buying and selling real estate, and shall in all other respects be subject to the


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         provision of Section 14 of Article VI of the Constitution of the
         Commonwealth of Puerto Rico.

                  (6) To purchase, lease, construct or otherwise acquire, and hold, own, use, maintain, manage and operate, buildings, factories, plants, laboratories, installations, equipment, machinery, pipe lines, rolling stocks, and other structures, facilities and apparatus of every kind and description, used or useful in the conduct of the business of the Corporation.

                  (7) To purchase, lease, contract, or otherwise acquire, and to hold, own, use, maintain, manage and operate dwelling houses and other buildings at or near any place of business of the Corporation for the purpose of furnishing housing and other conveniences to employees of the Corporation, and others, and to carry on a general mercantile business at or near any such place off business for the convenience of those residing in the vicinity thereof, and others.

                  (8) To purchase or otherwise acquire, and to hold, mortgage, pledge, sell, exchange, or otherwise dispose of securities (which term, for the purpose of this Article THIRD, shall include without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages or other obligations and any certificates, receipts or other instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interest therein or in any property or assets) created or issued by any person, firm, association, corporation or governmental body or


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         subdivisions thereof, to make payment thereof in any lawful manner and while the owner or holder thereof, to exercise all the rights, powers, and privileges in respect thereof, including the right to vote, to the same extent as a natural person might or could do.

                  (9) To enter into, make, perform, and carry out contracts of every kind and description, not prohibited by law, with any person, firm, association, corporation or governmental body, or subdivision thereof.

                  (10) To lend its uninvested funds from time to time to such extent, to such persons, firms, associations, corporations or governments or subdivisions thereof, agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the Corporation may determine.

                  (11) To borrow money for any of the purposes of the Corporation, from time to time, and without limit as to amount; from time to time to issue and sell its own securities in such amounts, on such terms and conditions; for such purposes and for such consideration, as may now be or hereafter shall be permitted by the laws of the Commonwealth of Puerto Rico and by this Certificate of Incorporation, as the Board of Directors of the Corporation may determine and to secure the same by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the Corporation, then owned or thereafter acquired.


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                  (12)     To draw, make, accept, endorse, discount, execute,
         issue, and deliver promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidence of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the Commonwealth of Puerto Rico.

                  (13) To endorse or guarantee the payment of the principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations or of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the Corporation may otherwise be or become interested, as the Board of Directors of the Corporation may determine, of any person, firm, association, corporation, government or subdivision thereof, or of any other combination, organization or entity whatsoever, including a mortgage upon the pledge of, or the conveyance assignment in trust of the whole or any part of the properties, assets, business and good will of the Corporation.

                  (14) To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business, and good will of any one or more persons, firms, associations, or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the Commonwealth of Puerto Rico; to pay for the same in cash, property of its own or other securities; to hold,


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         operate, reorganize, liquidate, sell, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations, or corporations, and to conduct the whole or any part of any business thus acquired.

                  (15) To purchase, or otherwise acquire, and to hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own securities, from time to time, to such an extent, and in such manner, and upon such terms, as the Board of Directors of the Corporation shall determine; provided that the Corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except to the extent permitted by law; and provided further that such shares of its own capital stock so purchased or held by the Corporation, shall not be directly or indirectly voted, nor shall they be entitled to dividends during such periods as they be held by the Corporation.

                  (16) To merge into, merge into itself or consolidate with, reorganize, and to enter into agreements and cooperative relations, not in contravention of law, with any persons, firms associations, or corporations, and to participate with others in a corporation, partnership, joint venture or association of any type, or in any transaction, business arrangements or contract for which the Corporation is authorized and empowered,


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         notwithstanding that such participation requires the sharing with others or the delegation to others of the corporate control.

                  (17) To organize or cause to be organized under the laws of the Commonwealth of Puerto Rico, or of any State of the United States of America, or of the District of Columbia, or of any territory, dependency of the United States of America, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting, or carrying on any or all of the objects or purposes for which the Corporation is organized, and to dissolve wind up, liquidate, merge or consolidate any such corporation or corporations, or to cause the same to be dissolved, wound up, liquidated, merged, or consolidated.

                  (18) To conduct its business in any and all of its branches and maintain offices both within and without the Commonwealth of Puerto Rico, in any and all States of the United States of America, in the District of Columbia, in any or all territories or dependencies of the United States of America, and in foreign countries.

                  (19) To such extent as a corporation organized under the laws of the Commonwealth of Puerto Rico may now or hereafter lawfully do, either as principal or agent and either alone or through subsidiaries or in connection with other persons, firms, associations or corporations, all and everything necessary, suitable, convenient, or proper for, or in connection with, or incidental to, the accomplishment of any of the purposes or the attainment of


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         any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interest of the Corporation, or to enhance the value of its properties; and in general, to do any and all things and exercise any and all powers, rights, and privilege which a corporation may now or hereafter be organized to do or to exercise under the laws of the Commonwealth of Puerto Rico.

         The foregoing provisions of this Article THIRD shall be constructed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers of the Corporation and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from; the terms of any provisions of this or any other Article of this Certificate of Incorporation.

                                   ARTICLE IV

         The Corporation is to be carried on for pecuniary profit.

                                    ARTICLE V

         The total number of Shares of all classes of stock which the Corporation is authorized to issue is ONE HUNDRED (100) common shares of a par value of ONE DOLLAR ($1.00) each for a total authorized capital of ONE MILLION DOLLARS ($1,000,000.00).

         The above mentioned stocks may be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall


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be deemed full paid stock and the holder of such shares shall not be liable for any further payment thereon.

         The sole management of the corporation shall be in the hands of the holders of Common Stock, and they alone shall be entitled to vote at any meeting of the stockholders of the Corporation.

         Only holders of Common Stock shall have the right to hereafter subscribe for or buy or receive from the Corporation any stock hereafter issued by the Corporation, whether of the stock heretofore or hereby authorized, or in case of any increase in the stock of the Corporation, in any one or more classes or otherwise.

                                   ARTICLE VI

         The name and place of residence of each of the incorporators is as follows:

                  Jael Gonzalez Agosto                 S #4 Street, Bo. Vietnam,
                                                       Guaynabo, PR 00965

                                   ARTICLE VII

         The Corporation is to have perpetual existence.

                                  ARTICLE VIII

         The private property of the stockholders of the Corporation shall not be subject to the payment of the corporate debts to any extent whatsoever.

                                   ARTICLE IX

         For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:


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         (1)      The number of directors of the Corporation shall be fixed by, or in the manner provided in the By-Laws, but such number may from time to time be increased or decreased in such manner as may be prescribed by the By-Laws.

         The Directors need not be stockholders. Election of directors need not be by ballot unless the By-Laws so require, Meetings of the Board of Directors may be held at such places within or without the Commonwealth of Puerto Rico as shall be specified in the respective notices thereof or in the respective waivers of notice thereof signed by all the directors of the Corporation at the time in office.

         (2) In furtherance and not in limitation of the powers conferred by the laws of the Commonwealth of Puerto Rico, and subject at all times to the provisions thereof, the Board of Directors if expressly authorized and empowered:

         (a) To make, alter, and repeal the By-Laws of the Corporation, subject to the power of the stockholders to alter or repeal the By-Laws made by the Board of Directors.

         (b) Subject to the applicable provisions of the By-Laws then in effect; to determine, from time to time, whether and to what extent and at what times and places, and under what conditions and regulations the accounts and books, and documents of the Corporation (other than the stock ledger), or any of them, shall be opened to inspection by the


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         stockholders; and no stockholders shall have any right to inspect any account or book, or document of the Corporation, except as conferred by the laws of the Commonwealth of Puerto Rico, unless and until duly authorized to do so by resolution of the Board of Directors or of the stockholders of the Corporation.

         (c) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging of, and to authorize and cause to be executed mortgages and liens upon, any property of the Corporation, real or personal, including after acquired property.

         (d) To determine whether any, and, if any, what part of the net profits of the Corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition thereof.

         (e) To set apart a reserve, and to abolish any such reserve or reserves, or to make such other provision, if any, as the Board of Directors may deem necessary or advisable for working capital, for additions, improvements, and betterment to the plant and equipment, for expansion of the Corporation (including the acquisition of real and


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         personal property for that purpose) and for any other purpose of the
         Corporation.

         (f) To establish bonus, profit-sharing, pension, thrift, and other types of incentives, compensation or retirement plans for the officers and employees (including officers and directors) of the Corporation, and to fix the amounts of profits to be distributed or shared, contributed, and the amounts of the Corporation's funds otherwise to be devoted thereto, and to determine the persons to participate in any such plans and the amounts of their respective participation.

         (g) To issue, or grant options for the purchase of, shares of stock of the Corporation to employees (including officers and directors) of the Corporation and its subsidiaries, for such consideration and on such terms and conditions as the Board of Directors may, from time to time, determine.

         (h) To enter into contracts for the management of the business of the Corporation for terms not exceeding three years. By resolution or resolutions passed by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in such resolution or resolutions or in the By-Laws, shall have and may exercise the powers of the Board of Directors (other than the power to remove or elect officers) in the management of the business and affairs


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                  of the Corporation and may have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; such committee or committees to have such name or names as may be stated in the By-Laws or as may be determined from time to time by resolution adopted by the Board of Directors.

                  (i) To exercise all the powers of the Corporation, except such as are conferred by law or by this Certificate of Incorporation or by the By-Laws of the Corporation upon the stockholders.

         (3) Any one or all of the directors may be removed, with or without cause, at anytime by either (a) the vote of the holders of a majority of the stock of the Corporation issued and outstanding and entitled to vote and present, in person or by proxy, at any meeting of the stockholders called for that purpose, or (b) an instrument or instruments in writing addressed to the Board of Directors directing such removal and signed by the holders of a majority of the stock of the Corporation issued and outstanding and entitled to vote; and thereupon the term of each such director who shall be so removed shall terminate.

         (4) No contract or other transaction between the Corporation and any other corporation, whether or not such other corporation is related to the Corporation through the direct or indirect ownership by such other corporation of a majority of the shares of the capital stock of the Corporation or by the Corporation, of a majority of the shares of the capital stock of such other corporation, and no other act of the Corporation shall, in the absence of fraud, in any way be affected or


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invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise, interested in, or are directors or officers of, such other corporation or by the fact that such other corporation is so related to the Corporation. Any director of the Corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation, provided that the fact the that the individual or such firm or association is so interested shall be disclosed or shall have known to the Board of Directors or a majority of such members thereof, as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall betaken. Any director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transactions, with like force and effect as if he wore not such director or officer of such other corporation or not so interested.

         (5) Each director and officer of the Corporation (and each director or officer of any other corporation serving as such at the request of the Corporation because of the Corporation's interest in such other corporation) whether or not then in office, shall be indemnified by the Corporation against all costs and expenses reasonably incurred or imposed upon him in connection with or arising out of any action, suit or proceeding in which he may be involved or to which he may be made a party by reason of his being or having been a director or officer of the Corporation,


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or of such other corporation, except in relation to matters as to which he shall be finally adjudged in any such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duty as such director or officer. In case of settlement of any such action, suit or proceeding, such director shall be indemnified by the Corporation against the cost and expense of such settlement (including any amount paid to the Corporation or to such other corporation) reasonably incurred by him, after, and only after (1) the Corporation shall have been advised by independent counsel that such director or officer in not liable for negligent or misconduct in the performance of his duty as such director or officer in relation to the matter covered by such action, suit or proceeding, and that such cost and expense does not substantially exceed the expense which might reasonably be incurred by such director or officer in conducting such action, suit or proceeding to a final conclusion, or (2) the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding in the hands of disinterested persons and entitled to vote shall by vote at any annual meetings of the stockholders; or at any special meeting called for the purpose, approve such settlements and the indemnification of such director or officers of the cost and expense thereof. The phrase "disinterested persons" are used herein shall mean any person other than, (a) a director or officer who, at the time, is or may, as such director or officer, be entitled to indemnification pursuant to the foregoing provisions, (b) any corporation or organization of which any such persons owns of record or beneficially five percent (5%) or more of the voting stock, (c) any firm or association of which any such


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person is a member, and (d) any spouse, child, parent, brother or sister of any such stockholder.

         The foregoing rights of indemnification shall apply to the heirs, executors, and administrators of any such director or officers of the Corporation or of any other such corporation, and shall not be exclusive of any other rights to which any director or officer (or his heirs, executors or administrators) may be entitled under any provision of the By-Laws of the Corporation, any agreement or any vote of the stockholders, or as a matter of law, or otherwise.

         (6) Shares or other securities of the Corporation, offered for sale by the Corporation, shall not be subject to preemptive rights, unless otherwise specifically provided by resolution or resolutions passed by a whole majority of the Board of Directors of the Corporation.

                                    ARTICLE X

         The Corporation reserves the right to amend, alter or repeal any of the provisions of this Certificate of Incorporation and to add other provisions authorized by the laws of the Commonwealth of Puerto Rico at the time in force on the manner and at the time prescribed by said laws, and all rights, powers, and privileges at any time conferred upon the Board of Directors and the stockholders are granted subject to the provisions of this Article.

         IN WITNESS WHEREOF, we the undersigned, for the purpose of forming a corporation under the laws of the Commonwealth of Puerto Rico, do make and file this Certificate, and do swear that the facts herein stated are true and we have accordingly hereunto set our respective hands.


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         Dated at San Juan, Puerto Rico, this 26th day of February, 1998.


                                           /s/ Jael Gonzalez Agosto
                                           ------------------------------------


AFFIDAVIT NO.   1880


         BE IT REMEMBERED that on this 26th day of February, 1998 before me personally appeared, Jael Gonzalez Agosto, of legal age, single, property owner, and resident of Guaynabo, Puerto Rico, all of the incorporator, known to me personally to be such, and I having first made known to them the contents thereof, she did swear and acknowledge that she executed the same as her voluntary act and deed, that the facts therein stated are truly set forth, and she signed before me the foregoing Certificate of Incorporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal the day and year first above written.

                                           /s/ Rafael A. Martinez Colon, LLM
                                           ------------------------------------
                                                      NOTARY PUBLIC



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